Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

SUPPLEMENTAL AGREEMENT NO. 3

TO THE

AMENDED AND RESTATED LICENSE AND SUPPLY AGREEMENT

(GENERIC VERAPAMIL)

This Supplemental Agreement No. 3 to the Amended and Restated License and Supply Agreement (Generic Verapamil) (“Supplemental Agreement No. 3”) is made the 15th day of April, 2019 (the “Supplemental Agreement No. 3 Effective Date”).

BETWEEN

(i)    Recro Gainesville LLC, as successor of Alkermes Pharma Ireland Limited, as successor of Elan Corporation plc and Elan Pharma International Limited (hereinafter “Recro”)

and

(ii)    Watson Laboratories, Inc., as assignee of Watson Pharma, Inc., formerly known as Schein Pharmaceuticals, Inc. (hereinafter “Teva”).

RECITALS

(A)    On June 26, 2003, Elan Corporation, plc and Watson Laboratories, Inc. entered into an Amended and Restated License and Supply Agreement relating to the license and sale of generic Verapamil in the United States. This agreement was subsequently amended by a Supplemental Agreement, which became effective on December 8, 2004, and by Supplemental Agreement No. 2, which became effective on January 17, 2014. The Amended and Restated License and Supply Agreement, as amended by the Supplemental Agreement and Supplemental Agreement No. 2, is hereinafter referred to as the “Principal Agreement”.

(B)    Recro and Teva wish to make certain changes to the Principal Agreement in accordance with the terms and conditions set forth below.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.    Defined terms used in this Supplemental Agreement No. 3 shall have the meaning assigned to them in the Principal Agreement unless such terms are specifically defined herein.

2.    Section 1.1 Definitions;

a.    The definition of “Net Sales Price” (“NSP”) shall be deleted in its entirety and replaced with the following:

“Net Sales Price” (“NSP”) shall mean, with respect to the Product sold by Watson or an Affiliate in the Territory, the aggregate gross sales amount invoiced by Watson and its Affiliates on an arms-length basis to third parties in the Territory, less the following deductions, all determined in accordance with Watson’s standard practices for other pharmaceutical products, consistently applied:

(i)    [***] percent ([***]%) of gross sales in the Territory to cover cash discounts given by Watson (and its Affiliates);

(ii)    reasonable estimates for any adjustments on account of price adjustments, billing adjustments, bid defaults, shelf stock adjustments, promotional payments, or other similar allowances affecting the Product;

(iii)    reasonable estimates for chargebacks, rebates, administrative fee arrangements, reimbursements, and similar payments to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, other institutions or health care organizations or other customers;

(iv)    reasonable estimates for amounts due to third parties on account of rebate payments, including Medicaid rebates, or other price reductions provided, based on sales by Watson and its Affiliates to any governmental or regulatory authority in respect of state or federal Medicare, Medicaid or similar programs;

(v)    reasonable estimates for allowances and credits to third parties on account of rejected, damaged, returned or recalled Product;

(vi)    [***];

(vii)    any government mandated manufacturing tax, including, without limitation, the brand manufacturer’s tax imposed pursuant to the Patient Protection and Affordable Care Act (Pub. L. No. 111-148) (as amended or replaced);

(viii)    [***];

(ix)    [***];

(x)    other specifically identifiable amounts that have been credited against or deducted from the Product’s gross sales and are substantially similar to those credits and deductions listed above; and

(xi)    selling, marketing, and distribution expenses [***].

b.    The definition of “Profit” shall be deleted in its entirety and replaced with the following:

“Profit” shall mean NSP less Supply Price.

c.    The definition of “Supply Price” shall be added to Section 1.1 as follows:

“Supply Price” shall mean: (i) with respect to Product supplied by Elan to Watson in final market packaged form, the Product Manufacturing Cost plus [***]; and (ii) with respect to Product supplied by Elan to Watson in bulk form, the Product Manufacturing Cost.

3.    Section 10.4.1 of the Principal Agreement shall be deleted in its entirety and replaced with the following:

“In the event Elan shall supply the Product to Watson in bulk form or in final market packaged form, such Product shall be supplied to Watson at the prices set forth on Schedule 6 attached hereto in accordance with the terms of this Agreement. For the avoidance of doubt, in the event the Product is supplied by Elan to Watson in final market packaged form, such prices shall include and reflect the fully allocated costs of packaging the Product into final market packaged form. The Supply Price for the Product as of the date of this Agreement is as set forth on Schedule 6.

4.    Section 10.4.2 of the Principal Agreement shall be deleted in its entirety and replaced with the following:

“Subject to the following paragraph, the Supply Price for the Product may be reviewed by Elan once per annum and may be adjusted for the following calendar year reflecting actual changes in direct manufacturing expenses. Elan shall provide Watson with written notice of any such increase in the Supply Price for the Product sixty (60) days before the end of each calendar year to take effect in the following calendar year for new orders submitted by Watson for such calendar year.”

5.    Section 10.4.3 of the Principal Agreement shall be deleted in its entirety and replaced with the following:

“Any increases or decreases in the cost of the active ingredient or any other components used in the Product in excess of [***] percent ([***]%) from the then-current base are to be passed on in the Supply Price for the Product (as it relates to Product manufactured from the effective date of use of such active ingredient or any other component).”

6.    Section 10.4.4 of the Principal Agreement shall be deleted in its entirety and replaced with the following:

“Payment for all Product delivered from Elan’s manufacturing facility to Watson shall be effected in U.S. Dollars ($) within [***] after the date an invoice is received by Watson.”

7.    Section 10.4.5 shall be added to the Principal Agreement as follows:

“The combined increase under Section 10.4.2 and Section 10.4.3 shall not exceed [***] percent ([***]%) annually, except in the event of an extraordinary increase in costs directly allocable to the manufacture of Product and labeling and/or packaging for Product, where such increase is due to higher costs to Elan of raw materials supplied by third parties due to shortages of such raw materials. Prior to any increase, Elan shall provide to Watson satisfactory supporting documentation. Further, Elan will execute a mutual improvement and competitive best practice strategy to improve the manufacturing performance and reduce the manufacturing and materials costs for the Product. Any cost savings resulting from projects between Watson and Elan shall be shared equally by the Parties.”

8.    The last sentence of Section 11.1 of the Principal Agreement shall be deleted in its entirety.

9.    Section 11.5 of the Principal Agreement shall be amended to add the following as the last sentence of Section 11.5:

“For clarity, such access and audit shall include Elan’s Product Manufacturing Cost.”

10.    Section 12.1 of the Principal Agreement shall be deleted in its entirety and replaced with the following:

“This Agreement shall be deemed to have come into force on January 1, 2019, and subject to the rights of termination outlined in this Clause 12 will expire on December 31, 2024 (the “Initial Term”).”

11.    Section 12.2 of the Principal Agreement shall be deleted in its entirety and replaced with the following:

“After the expiration of the Initial Term, this Agreement shall continue automatically for rolling one (1) year periods thereafter, unless this Agreement is (1) terminated by either of the Parties by serving written notice, or (2) not renewed by the other Party, by giving in either case, at least eighteen (18) months written notice prior to the end of the Initial Term or any additional one (1) year period provided for herein.”

12.    Section 15.10.1 shall be added to the Principal Agreement as follows:

“15.10.1 Elan shall comply with, and Elan shall cause all of its officers, directors, employees, advisors, agents and third party contractors (“Elan Representatives”) to comply with, all applicable foreign and United States federal, state and local laws, rules and regulations in performance of their respective obligations pursuant to this Agreement, including, without limitation, and as applicable, laws, rules and regulations related to promotion of pharmaceutical products, fraud and abuse, insider trading, discrimination, confidentiality, false claims, wage payment, payroll tax withholding, and prohibition of kickbacks. For the avoidance of doubt, each Party shall comply with (i) the Anti-Kickback provisions of the Social Security Act, 42 U.S.C. § 1320a-7b, and the relevant regulations at 42 C.F.R. Section 1001; (ii) the False Claims Act, 31 U.S.C. § 3729-33; and (iii) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§201, et seq. and the relevant regulations at 21 C.F.R. § 202.

13.    Section 15.10.2 shall be added to the Principal Agreement as follows:

“15.10.2 Elan represents, warrants, and covenants that neither it nor any Elan Representatives has made, will make or will promise to make any payment in violation of the U.S. Foreign Corrupt Practices Act or similar applicable local, federal or national law and shall comply with the requirements set forth on Schedule 8 attached hereto.

14.    Section 15.11 of the Principal Agreement shall be amended as follows:

The Alkermes contact details shall be replaced with the following Recro contact details:

Recro Gainesville LLC

1300 Gould Drive

Gainesville, GA 30504

Attn:    Scott Rizzo, General Manager

Fax:     (770) 534-8247

Email: Scott.Rizzo@recrocdmo.com

With copy to :

Recro Pharma, Inc.

490 Lapp Road

Malvern, PA 19355

Fax:  (484) 395-2471

Email: mcelano@recropharma.com

The Watson contact details shall be replaced with the following Teva contact details:

Teva Pharmaceutical Industries Ltd.

1090 Horsham Rd.

North Wales, PA 19454

Attn:    Director of Global Procurement

With copy to :

Teva Pharmaceuticals USA, Inc.

425 Privet Rd.

Horsham, PA 19044

Attn: Legal Department

15.    Schedule 6 of the Principal Agreement shall be updated and replaced, as of the Supplemental Agreement No. 3 Effective Date, with Schedule 6 attached hereto.

16.    Schedule 7 of the Principal Agreement shall be updated and replaced, as of the Supplemental Agreement No. 3 Effective Date, with Schedule 7 attached hereto.

17.    Except as specifically amended by this Supplemental Agreement No. 3, all terms and conditions of the Principal Agreement shall remain in full force and effect, and this Supplemental Agreement No. 3 shall be deemed to be a part of the Principal Agreement.

18.    This Supplemental Agreement No. 3 may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in .pdf format and sent by electronic mail shall be deemed to be original signatures.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement No. 3 to be duly executed and delivered on the dates set forth below their signature lines, effective as of the Supplemental Agreement No. 3 Effective Date.

TEVA PHARMACEUTICAL INDUSTRIES LTD.

By:	/s/ Michael Huss
Name:	Michael Huss
Title:	Senior Director, TPO, Procurement, Americas
Date:	April 11, 2019

By:	/s/ Jonathan Adar
Name:	Jonathan Adar
Title:	VP, Third Party Operations
Date:	April 11, 2019

RECRO GAINESVILLE LLC

By:	/s/ Scott Rizzo
Name:	Scott Rizzo
Title:	General Manager
Date:	April 15, 2019

[Signature page to Supplemental Agreement No. 3 to The

Amended and Restated License and Supply Agreement (Generic Verapamil)]

SCHEDULE 6

1300 Gould Drive, Gainesville GA 30504-3947 USA
T +1 770 531 8100 F +1 770 534 8247
www.recropharma

Ms. Arlene Vital

Director, TPO Supplier Relationship Mgmt

Teva Generics

Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454

October 30, 2018

RE: RECRO PHARMA 2019 SUPPLY PRICES 100 Count Bottle - Verapamil SR Generic

Dear Arlene,

In accordance with Clause 10.4 of our Agreement (dated 26 June 2003), I would like to advise you of Recro Pharma 2019 Supply Prices for Verapamil SR generic. Following a review of our costs, prices will [***].

[***]	[***] [***]	[***] [***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

If you would like to discuss these further, please do not hesitate to contact me.

We would like to thank Teva for their help in making the partnership successful!

Kind Regards,

/s/ Scott Rizzo
Scott Rizzo
General Manager
Recro Gainesville Site

SCHEDULE 7

VERAPAMIL SR ROYALTY CALCULATION

RECRO CORPORATION

[insert date]

For the Quarter Ended [●]

	Notes	Verapamil HCL SR Pellet 120MG Cap 100 00591-2880-01	Verapamil HCL SR Pellet 180MG Cap 100 00591-2882-01	Verapamil HCL SR Pellet 240MG Cap 100 00591-2884-01	Verapamil HCL SR Pellet 360MG Cap 100 00591-2886-01	Total	% of Gross
Units Sold

Cost of Goods Sold		$	$	$	$	$

Gross Sales		$	$	$	$	$

Less:
Cash Discounts	[***]
Chargebacks	[***]
Rebates	[***]
Government Rebates	[***]
Returns	[***]
Other Deductions	[***]

Total Deductions

Net Sales		$	$	$	$	$

Less:
Cost of Goods Sold

Profit		$	$	$	$	$

% of Profit

Net Royalty Earned		$	$	$	$	$

[***]

SCHEDULE 8

COMPLIANCE WITH ANTI-CORRUPTION LAWS

1.    Anti-Corruption Principles and Legislation. The Organization for Economic Co-operation and Development (“OECD”) adopted a convention on combating bribery of foreign public officials in international business transactions, effective 15 February 1999 (the “Convention”). The Convention requires contracting states to enact legislation relating to combating bribery of foreign public officials in international business transactions. Such legislation has been passed in Israel and, separately, in the United States as the Foreign Corrupt Practices Act (“FCPA”) and in the United Kingdom as the U.K Bribery Act 2010. These and other anti-corruption laws are herein referred to collectively as the “Anti-Corruption Laws” and, together with the Convention, as the “Anti-Corruption Laws and Principles.”

The Anti-Corruption Laws and Principles prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value or any benefit, directly or indirectly, to any Government Official, or to any other person while knowing that all or some portion of the payment, thing of value, or benefit will be offered, given, promised, or passed on to a Government Official. Certain of the Anti-Corruption Laws and Principles also prohibit commercial bribery—i.e., the payment or transfer of anything of value, any benefit, or any advantage, directly or indirectly, to any private person with the intention to improperly obtain or retain business or any business advantage or to improperly influence the recipient’s behavior.

2.    Knowledge and Compliance. Elan understands, and shall ensure that all Elan Personnel understand, that Teva Pharmaceutical Industries Ltd. and/or its subsidiaries (collectively, the “Teva Group”) are subject to the Anti-Corruption Laws and Principles. Elan agrees that it shall cause all Elan Personnel to be similarly bound by the provisions contained herein.

Elan agrees to ensure that it and all Elan Personnel are knowledgeable regarding the purpose and provisions of the Anti-Corruption Laws and Principles, and also agrees to take appropriate steps to ensure that it and such Elan Personnel will comply with the letter and spirit of the Anti-Corruption Laws and Principles and will not take any actions which would cause either Party to violate or contravene the Anti-Corruption Laws and Principles.

Elan will maintain, and ensure that any Company that uses Elan Personnel likewise maintain, policies, procedures, and internal controls to ensure that it will be in compliance with the Anti-Corruption Laws and Principles in connection with its performance of the Agreement. Such policies, procedures, and internal controls will include processes through which all Elan Personnel will obtain approval for expenditures that may be incurred on behalf of or result in payments to Government Officials, healthcare professionals, or customers in connection with Elan’s and any Elan Personnel’s performance of the Agreement (e.g., gift, travel, entertainment, hospitality, conference, meeting, event, consulting, and research expenditures).

3.     Status of Employees, Family Relationships. Elan represents that no Elan Personnel are Government Officials. Elan represents that it has fully disclosed to the Teva Group any existing Close Family Member relationships between any Elan Personnel and any Government Official, and Elan agrees to notify the Teva Group of any such Close Family Member relationship that may arise during the Term.

4.    No Action Contrary to Anti-Corruption Laws and Principles. Elan represents that neither it nor any Elan Personnel has been found by a government agency or court to have violated the FCPA or any Anti-Corruption Law of any country. Elan represents and covenants further that nothing of value received by it or any Elan Personnel under or in connection with the Agreement has been or will be accepted or used by it for any purpose that would violate or be contrary to the Anti-Corruption Laws and Principles, nor has it or will it take any action that would violate or be contrary to Anti-Corruption Laws and Principles.

5.    Method of Payments. The Parties agree that all payments made to Elan in connection with the Agreement shall be made after receipt by the Teva Group of an invoice detailing the products or services provided during the Term. All payments under the Agreement shall be made by check or bank transfer for the benefit of, or to the account of, Elan in the country where goods and/or services are delivered/provided or the country of residence/principle place of business of Elan. Elan shall ensure that all payments made to Elan Personnel in connection with the Agreement shall be made in the same manner as payments made to Elan.

6.    No Unlawful Payments. Elan represents and covenants further that, unless permitted under the Anti-Corruption Laws and Principles, neither it nor any Elan, has paid, promised to pay, authorized a payment, given, permitted to give, or authorized the giving, nor will it or Elan pay, promise to pay, authorize a payment, give, promise to give, or authorize the giving of anything of value or any benefit to any Government Official for purposes of (i) influencing any act or decision of such Government Official in his official capacity, (ii) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such official; (iii) securing any improper advantage; or (iv) inducing such Government Official to use his influence to affect or influence any act or decision of the applicable government with respect to any activities undertaken relating to the Agreement.

7.    Accurate Books and Records. Neither Elan nor any Elan Personnel will make or permit any off-the-books accounts, inadequately identified transactions, recording of non-existent expenditures, entry of liabilities with incorrect identification of their object, or the use of false documents in connection with performing the Services. Elan will, and will ensure that Elan Personnel will, keep books, accounts, and records that, in reasonable detail, accurately and fairly reflect its transactions and dispositions of funds paid under the Agreement.

8.    Rights of Audit. Without derogating from any other rights which the Teva Group has to audit the records of Elan and any Elan Personnel under the Agreement or any other agreement between Elan or any Elan Personnel and any member of the Teva Group, during the Term and a period of five (5) years thereafter, the Teva Group shall be entitled to audit all books, records, invoices, and relevant documentation of Elan and any Elan Personnel related to the Agreement in order to verify compliance with the terms of this Schedule 8 and the requirements of the Anti-Corruption Laws and Principles. Elan will cooperate fully in any audit or investigation conducted by the Teva Group in relation to compliance with the Agreement or the Anti-Corruption Laws and Principles.

9.    Obligation to Update/Report Changes. Elan agrees that all of the representations contained herein shall remain true and accurate throughout the duration of the Agreement. Elan must inform the Teva Group promptly if it becomes aware of any potential breach of this Schedule 8 or the Anti-Corruption Laws and Principles or any other change that would render any of the representations herein untrue or inaccurate. Elan shall require all Elan Personnel to inform Elan promptly if such Elan Personnel become aware of any potential breach of this Schedule 8 or the Anti-Corruption Laws and Principles or any other change that would render any of the Subcontractor’s representations untrue or inaccurate. Failure to notify the Teva Group under this Schedule 8 shall constitute a material breach of the Agreement by Elan entitling the Teva Group to terminate the Agreement.

10.    Annual Certification. In its sole discretion, the Teva Group may require that Elan (and any Elan Personnel) complete an annual certification or provide some other form of assurance of compliance with this Schedule 8.

11.    Conflicting Anti-Corruption Law Requirements. In the event of inconsistency in the requirements of the Anti-Corruption Laws applicable to Elan and any Elan Personnel in connection with the Agreement, the Parties shall comply with the stricter Anti-Corruption Law.

12.    Definitions. Capitalized terms not otherwise defined herein have the meanings given such terms in the Agreement. For the purposes of this Schedule 8, the following terms have the meanings assigned to them below:

(i)    “Close Family Member” means any parent, child, spouse, or sibling, whether by blood or marriage.

(ii)    “Elan Personnel” means any person or entity employed or engaged by Elan, including without limitation, its owners, directors, officers, employees, subcontractors, consultants, advisors, agents and other representative who will provide Services in connection with the Agreement.

(iii)    “Company” means a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, and any other business or legal entity.

(iv)    “Government Official” means any of the following: (a) official (elected, appointed, or career) or employee of a federal, national, state, provincial, local, or municipal government or any department, agency, or subdivision thereof; (b) officer or employee of a government-owned or controlled enterprise, company, or organization (e.g., a Healthcare Professional practicing at a government-owned or controlled hospital or clinic); (c) officer or employee of a public international organization (e.g., UN, World Bank, EU, WTO, NATO); (d) individual acting for or representing a government or any of the organizations referred to above, even if he/she is not an employee of such government or organization; (e) individual who is considered to be a government official under applicable local law; (f) candidate for political office; and (g) an official of a political party.